UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2004

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.

AmerisourceBergen Corporation (the “Registrant”) has learned that the Office of Inspector General (the “OIG”) of the U.S. Department of Health and Human Services amended its Notice of Action against PharMerica Drug Systems, Inc. (“PDSI”), on or about June 30, 2004, to include PharMerica, Inc. (“PharMerica”), PDSI’s parent. The OIG has alleged that PDSI’s 1997 acquisition of Hollins Manor I, LLC (“HMI”) from HCMF Corporation (“HCMF”) violated the anti-kickback provisions of the Social Security Act, 42 U.S.C. §1320a-7a(a)(7). The OIG is seeking civil monetary penalties of $200,000, statutory damages of $21,600,000 (representing treble the purchase price that PDSI paid for HMI) and the exclusion of PDSI and PharMerica from Medicare, Medicaid and all federal healthcare programs for a period of 10 years.

The Registrant believes that the allegations set forth in the Notice of Action are totally without merit and intends to vigorously contest the allegations in their entirety. As to the amendment, the Registrant believes that PharMerica is an inappropriate party to the action for a number of reasons (including, among other things, the fact that PharMerica was not a party to the acquisition). The Registrant intends to vigorously contest the inclusion of PharMerica as a party to the action. The Registrant does not expect the resolution of this matter to have a material adverse effect on its financial condition.

PDSI’s acquisition of HMI in 1997 predated both Bergen Brunswig Corporation’s acquisition of PharMerica in 1999 and the subsequent merger of AmeriSource Health Corporation and Bergen Brunswig Corporation to form the Registrant in August 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: July 2, 2004	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Senior Vice President
and Chief Financial Officer